As filed with the Securities and Exchange Commission on August 16, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Navient Corporation

(Exact name of Registrant as specified in its charter)

Delaware	46-4054283
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

123 Justison Street,

Wilmington, Delaware 19801

(Address of principal executive offices) (Zip code)

Amended and Restated Navient Corporation 2014 Omnibus Incentive Plan

(Full title of the plan)

Mark L. Heleen

Executive Vice President, Chief Legal Officer and Secretary

123 Justison Street

Wilmington, Delaware 19801

(302) 283-8000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With a Copy to:

Andrea L. Nicolas

Erica Schohn

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-3000

Fax: (917) 777-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	10,000,000	$13.94	$139,400,000	$16,156.46

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 (the “Common Stock”) that become issuable under the Amended and Restated Navient Corporation 2014 Omnibus Incentive Plan (the “Amended and Restated Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on August 14, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Navient Corporation (“Navient”) for the purpose of registering 10,000,000 additional shares of Common Stock pursuant to the Amended and Restated Plan. The Amended and Restated Plan was approved by Navient’s shareholders on May 25, 2017.

Navient previously filed with the Securities and Exchange Commission a registration statement on Form S-8 relating to the predecessor plan to the Amended and Restated Plan on April 28, 2014, (File No. 333-195529) (the “2014 Registration Statement”). This Registration Statement relates to securities of the same class as that to which the 2014 Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, the contents of the 2014 Registration Statement are incorporated herein by reference.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Navient with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) the 2014 Registration Statement;

(b) Navient’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 24, 2017;

(c) Navient’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017 filed on April 27, 2017 and for the quarterly period ended June 30, 2017 filed on August 1, 2017;

(d) Navient’s Current Report(s) filed on Form 8-K filed on January 18, 2017 (as amended on January 19, 2017), February 21, 2017, March 7, 2017, March 17, 2017, March 29, 2017, April 4, 2017, April 19, 2017, May 26, 2017, June 9, 2017 and July 18, 2017;

(e) Navient’s Definitive Proxy Statement on Schedule 14A filed on April 13, 2017; and

(f) The description of Navient’s Common Stock contained in Navient’s Information Statement, filed as Exhibit 99.1 to the Registration Statement on Form 10 (Commission File No. 001-36228), initially filed on December 6, 2013, as amended by Amendment No. 1 on February 7, 2014, Amendment No. 2 on February 28, 2014, Amendment No. 3 on March 27, 2014 and Amendment No. 4 on April 10, 2014, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by Navient pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Navient Corporation (incorporated by reference to Exhibit 3.1 to the Navient’s Registration Statement Amendment No. 3 on Form 10 filed on March 27, 2014 (File No. 001-36228)).

3.2	Amended and Restated By-Laws of Navient Corporation (incorporated by reference to Exhibit 3.2 to the Navient’s Registration Statement Amendment No. 3 on Form 10 filed on March 27, 2014 (File No. 001-36228)).

4.1 *	Amended and Restated Navient Corporation 2014 Omnibus Incentive Plan.

5.1*	Opinion of Skadden, Arps, Slate, Meagher &Flom LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Skadden, Arps, Slate, Meagher &Flom LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 10th day of August, 2017.

NAVIENT CORPORATION

By:	/s/ John F. Remondi
John F. Remondi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. Remondi, Christian M. Lown and Mark L. Heleen, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John F. Remondi	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2017
John F. Remondi

/s/ Christian M. Lown Christian M. Lown	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2017

/s/ William M. Diefenderfer III
William M. Diefenderfer III	Chairman of the Board of Directors	August 10, 2017

/s/ John K. Adams, Jr.
John K. Adams, Jr.	Director	August 10, 2017

/s/ Anna Escobedo Cabral
Anna Escobedo Cabral	Director	August 10, 2017

/s/ Diane Suitt Gilleland
Diane Suitt Gilleland	Director	August 10, 2017

/s/ Katherine A. Lehman
Katherine A. Lehman	Director	August 10, 2017

/s/ Linda A. Mills
Linda A. Mills	Director	August 10, 2017

/s/ David L. Yowan
David L. Yowan	Director	August 10, 2017

/s/ Jane J. Thompson
Jane J. Thompson	Director	August 10, 2017

Laura S. Unger	Director

Barry L. Williams	Director

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Navient Corporation (incorporated by reference to Exhibit 3.1 to the Navient’s Registration Statement Amendment No. 3 on Form 10 filed on March 27, 2014 (File No. 001-36228)).

3.2	Amended and Restated By-Laws of Navient Corporation (incorporated by reference to Exhibit 3.2 to the Navient’s Registration Statement Amendment No. 3 on Form 10 filed on March 27, 2014 (File No. 001-36228)).

4.1*	Amended and Restated Navient Corporation 2014 Omnibus Incentive Plan.

5.1*	Opinion of Skadden, Arps, Slate, Meagher &Flom LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Skadden, Arps, Slate, Meagher &Flom LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).